As filed with the Securities and Exchange Commission on March 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3263626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts, 01653

(508) 855-1000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

J. Kendall Huber

Executive Vice President, General Counsel

and Assistant Secretary

440 Lincoln Street

Worcester, MA 01653

(508) 855-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julie H. Jones, Esq.

Louis T. Somma, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

(617) 951-7050 (facsimile)

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Warrants
Debt Securities
Depositary Shares
Stock Purchase Contracts
Units

(1)	An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Debt Securities

Depositary Shares

Stock Purchase Contracts

Units

The Hanover Insurance Group, Inc. may offer and sell securities from time to time in one or more offerings. This prospectus describes some of the general terms of these securities. The specific terms of the securities to be offered and other information as to the terms and matters related to a specific offering will be described in one or more prospectus supplements to this prospectus. The prospectus supplements may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read carefully both this prospectus and any prospectus supplement before making your investment decision.

We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods at prices and on terms determined at the time of offering. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The common stock of The Hanover Insurance Group, Inc. is listed on the New York Stock Exchange under the symbol “THG.” On March 15, 2013, the closing price of our common stock was $43.90.

Investing in these securities involves certain risks. See “Risk Factors” on page 1 and in the applicable prospectus supplement.

The address of our principal executive offices is 440 Lincoln Street, Worcester, Massachusetts, 01653, and our telephone number is (508) 855-1000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2013.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be sold in one or more offerings. Each time securities are sold under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The applicable prospectus supplement also may contain important information about U.S. federal tax consequences if you acquire the securities being offered by that prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we nor any underwriter, dealer or agent take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “THG,” “we,” “us” and “our” refer to The Hanover Insurance Group, Inc. and its subsidiaries.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors under the heading “Risk Factors” in the applicable prospectus supplement and all of the other information contained or incorporated by reference in this prospectus or such prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

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our Proxy Statement on Schedule 14A filed on March 29, 2012 (with respect to information contained in such proxy statement that is incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2011 only);

•	our Current Report on Form 8-K filed on March 1, 2013; and

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the description of the common stock, $0.01 par value per share, contained in our Registration Statement on Form S-1, which the Securities and Exchange Commission declared effective on October 10, 1995.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

The Hanover Insurance Group, Inc.

Attn: Investor Relations

440 Lincoln Street

Worcester, Massachusetts 01653

(508) 855-1000

Copies of these filings are also available, without charge, on our website at http://www.hanover.com. The contents of our website have not been, and shall not be deemed to be, incorporated by reference into this prospectus.

This prospectus constitutes a part of a registration statement on Form S-3, referred to herein, including all amendments and exhibits, as the Registration Statement, that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above or from the SEC’s website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

THE HANOVER INSURANCE GROUP, INC.

THG is a holding company organized as a Delaware corporation in 1995. Our primary business operations are property and casualty insurance products and services marketed through independent agents and brokers in the United States, or U.S. The Hanover Insurance Company, or Hanover Insurance, and Citizens Insurance Company of America, or Citizens, are our principal U.S. property and casualty subsidiaries. We also conduct business internationally through a wholly-owned subsidiary, Chaucer Holdings plc, or Chaucer, which operates through the Society and Corporation of Lloyd’s, or Lloyd’s, and is domiciled in the United Kingdom, or U.K.

We manage our operations principally through four segments, including three in which we provide insurance products and services: Commercial Lines, Personal Lines, and Chaucer. We underwrite commercial and personal property and casualty insurance through Hanover Insurance, Citizens and other THG subsidiaries, through an independent agent and broker network concentrated in the Northeast, Midwest and Southeast U.S. We also continue to actively grow our commercial lines presence in the Western region of the U.S. Our Chaucer segment is a specialist insurance underwriting group which operates through Lloyd’s and writes business internationally. Our fourth segment, Other Property and Casualty, consists of Opus Investment Management, Inc., which provides investment management services to institutions, pension funds and other organizations, earnings on holding company assets, and a run-off voluntary pools business.

We are incorporated in the state of Delaware, our principal executive offices are located at 440 Lincoln Street, Worcester, Massachusetts, 01653 and our telephone number is (508) 855-1000.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for general corporate and working capital purposes. General corporate and working capital purposes may include repurchase of shares of our common stock, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

Fiscal Years Ended
	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008
Ratio of Earnings to Fixed Charges(1)(2)	1.414x	1.348x	5.112x	7.534x	4.582x

(1)	For purposes of the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before federal income taxes, minority interest, extraordinary items and cumulative effect of accounting changes plus appropriate fixed charges. “Fixed charges” consist of interest expense on debt and the portion of operating lease rental expense representative of an interest factor.
(2)	We have authority to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share; however, there are currently no shares of preferred stock outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

GENERAL DESCRIPTION OF SECURITIES

The following description sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 300,000,000 shares of common stock. As of December 31, 2012, we had 44,297,934 shares of common stock outstanding.

General Terms. The holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. The holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock.

In the event of a liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after the payment of all debts and other liabilities, subject to the prior distribution rights of any outstanding preferred stock that may be issued in the future. The holders of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights. All shares of common stock have equal rights and preferences. The outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of our preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Limited.

New York Stock Exchange. Our common stock is listed for quotation on the New York Stock Exchange under the symbol “THG.”

Preferred Stock

Terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock and in any related free writing prospectus that we may authorize to be distributed to purchasers. The terms of any series of preferred stock may differ from the terms described below. Certain terms of the preferred stock described below are incomplete.

As of the date of this prospectus, no shares of our preferred stock were outstanding. We are authorized to issue 20,000,000 shares of preferred stock, par value $0.01 per share, all of which are undesignated.

General Terms. Our board of directors can fix the rights, preferences and privileges, and any qualifications, limitations or restrictions, of the shares of each series of preferred stock. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control and could harm the market price of our common stock.

Our board of directors will make the determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

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if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations or restrictions on the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights. The preferred stock, when issued, will be fully paid and nonassessable.

Transfer Agent and Registrar. The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our certificate of incorporation and by-laws may be deemed to have an anti-takeover effect and may prevent, delay, or defer a tender offer or takeover attempt that a stockholder may deem in his, her, or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. Such provisions include:

Staggered Board, Removal of Directors, and Charter Amendments relating to the Board

Our certificate of incorporation and by-laws provide for the division of our board of directors into three classes, with each class being as nearly equal in number as possible, serving staggered three year terms. Our certificate of incorporation provides that any amendments to the certificate of incorporation relating to certain actions, including amendments thereto, with respect to the by-laws, actions by directors and classes may only be made by the affirmative vote of the holders of at least two thirds of the shares of capital stock issued and outstanding and entitled to vote. These provisions may have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from attempting to acquire control of us.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the New York Stock Exchange. These additional shares may be utilized for a variety of corporate purposes. In particular, our board of directors could issue shares of preferred stock that could, depending on the terms of the series, impede the completion of a takeover effort. Our board of directors may determine that the issuance of such shares of preferred stock is in our, and our stockholders’, best interest. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction a majority of our stockholders might believe to be in their best interest or in which stockholders might receive a substantial premium for their stock over the then-current market price.

Advance Notice Requirements for Director Nominations

Our by-laws provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the clerk accompanied by a petition signed by at least 100 record holders of capital stock of the corporation which shows the class, series (if any) and number of shares held by each person and which holders represent in the aggregate at least 1% of the outstanding shares entitled to vote in the election of directors. To be timely, a stockholder nominating individuals for election to the board of directors or proposing business must provide advanced notice to us not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders or, in the case of any special meeting, not less than 60 days nor more than 90 days prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 70 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the tenth day after the day on which notice or public announcement of the date of such meeting was made.

Limits on Ability of Stockholders to Act by Written Consent

Our certificate of incorporation provides that our stockholders may not act by written consent. In addition, our by-laws require that special meetings of stockholders be called only by our board of directors, our chairman of the board, if any, or our president. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder proposed actions.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (1) owns 15% or more of a corporation’s voting securities or (2) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve.

DESCRIPTION OF WARRANTS

As of the date of this prospectus, we had no warrants outstanding to purchase shares of our common stock, preferred stock or debt securities. We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	certain material U.S. federal income tax consequences, if applicable;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar. The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities. In the description that follows, “we”, “us” and “our” refers only to The Hanover Insurance Group, Inc. and not to any of its subsidiaries. The debt securities will be issued under an indenture (as amended and supplemented from time to time, the “indenture”), dated as of March 20, 2013, between us and U.S. Bank National Association, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indenture and the debt securities. You should refer to the indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the indenture and the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. The indenture permits us to issue both senior and subordinated debt securities. The senior debt securities will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in the right of payment to the senior debt securities. The subordinated debt securities will be unsecured obligations and subordinated in right of payment to all of our existing and future senior indebtedness. The manner and extent of such subordination will be set forth in the applicable prospectus supplement for such subordinated debt securities.

The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the amount(s) that may be issued;

•	the person to whom any interest on the debt securities shall be payable if other than the registered holder;

•	the maturity date(s) or the method by which this date or these dates will be determined;

•	the interest rate, if any, or the method of computing the interest rate;

•	the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

•	the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, we may redeem or be required to redeem, the debt securities;

•	any provisions relating to the convertibility or exchangeability of the debt securities for other debt securities or equity securities;

•	any mandatory or optional sinking fund or similar provisions;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities shall be issuable;

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if other than the full principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

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if other than United States dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities shall be payable;

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if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or election of the holders, in a currency or units of two or more currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•	any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•	whether the debt securities will not be subject to defeasance or covenant defeasance in advance of the date for redemption or the stated maturity date;

•	whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare principal due and payable;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness;

•	any additional or different covenants;

•	the form of debt securities; and

•	any other terms of the debt securities.

We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indenture may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

Debt securities may be issued under the indenture as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, that under applicable U.S. federal income tax law has a “stated redemption price at maturity” that exceeds its “issue price” by an amount that does not satisfy a de minimis test. If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the indenture.

The indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and integral multiples thereof.

Debt securities may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the indenture, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.

A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. A debt security in global form may be exchanged for definitive debt securities only if the depositary notifies us that it is unwilling or unable to continue as depositary, we decide to issue definitive securities, or an event of default shall have occurred and is continuing with respect to the series of debt securities issued in global form. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

•	the manner of payment of principal, premium and interest, if any, on that global debt security, and

•	the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.

The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition, we will be required to maintain at least one paying agent in each place of payment for the series.

Consolidation, Merger or Conveyance

We have the ability to merge or consolidate with, or convey, transfer or lease all or substantially all of our property, to another corporation, provided that:

•	in the event we consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which we are merged that acquires by conveyance or transfer, or leases, our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance and observance of every covenant in the indenture on the part of us to be performed or observed;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with all requirements of the indenture and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

Events of Default

The following are events of default with respect to any series of debt securities issued:

•	default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series;

•

default in the performance, or breach, of any covenant or warranty in the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 60 days after there has been given a written notice, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series specifying such default or breach and requiring it to be remedied;

•	specified events of our bankruptcy, insolvency or reorganization; or

•	any other events of default provided with respect to debt securities of that series.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the trustee if given by holders. If an event of default occurs because of specified events of bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the trustee or any holder thereof.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	these holders have offered indemnity reasonably satisfactory to the trustee to institute proceedings as trustee;

•	the trustee does not institute a proceeding within 60 days; and

•

the trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60 day period.

We will annually file statements with the trustee regarding our compliance with the covenants in the indenture. The trustee will generally give the holders of debt securities notice within 90 days of the occurrence of a default known to the trustee.

Waiver, Modifications and Amendment

The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:

•	the payment of the principal of (or premium, if any) or interest on any security of such series; or

•	defaults relating to any covenants of the indenture which cannot be changed without the consent of each holder of a debt security directly affected by the change.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with some of the restrictive provisions of the indenture.

We and the trustee may amend the indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series that is affected. However, without the consent of each directly affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:

•

change the stated maturity of, the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption, or reduce the amount of the principal due and payable upon a declaration of acceleration of maturity of a discount security, or change any place of payment where, or currency in which, any security or any premium or the interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults provided for in the indenture; or

•

modify any of the above requirements or the ability to waive certain past defaults or covenants, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or certain past defaults cannot be waived without the consent of the holder of each outstanding security directly affected.

For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by the trustee in accordance with the terms of the indenture.

We and the trustee may amend the indenture without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person succeeding us and the assumption by any such successor of our covenants in the indenture and in the debt securities;

•

to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us in the indenture;

•

to add any additional events of default with respect to all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of such series);

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to make a change to the debt securities of any series that does not adversely affect the rights of any holder of the debt securities of such series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•

to comply with any requirement of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended from time to time; or

•	to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Defeasance and Covenant Defeasance

Unless otherwise specified in the prospectus supplement relating to a series of debt securities, subject to certain conditions, we may elect either:

•

defeasance for a series of debt securities, whereby we are discharged from any and all obligations with respect to the debt securities of that series, except as may be otherwise provided in the indenture; or

•	covenant defeasance for a series of debt securities, whereby we are released from our obligations with respect to certain covenants that apply to that series.

We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the applicable series of debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with U.S. Bank National Association or its affiliates in the ordinary course of business.

DESCRIPTION OF DEPOSITARY SHARES

The applicable prospectus supplement will describe the terms of any depositary shares. The following description and any description of deposit agreements in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to the deposit agreement relating to such depositary shares that we will file with the SEC in connection with a public offering of depositary shares.

We may, at our option, elect to offer fractional shares of preferred stock, rather than whole shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the U.S., as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The form of deposit agreement, including the form of depositary receipt, will be established at the time of the offering of any depositary shares and will be described in the applicable prospectus supplement related to any offering of such securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The following description and any description of stock purchase contracts in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts that we will file with the SEC in connection with a public offering of stock purchase contracts.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

DESCRIPTION OF UNITS

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with a public offering of units.

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities composing the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

General

The securities may be sold:

•	to or through one or more underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through one or more dealers or agents; or

•	to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement for the securities or any series thereof that we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any underwriters or agents and the respective amounts underwritten;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

Certain relationships

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

No assurance of liquidity

The securities registered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities or any series thereof.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities will be passed upon on behalf of THG by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions):

Securities and Exchange Commission registration fee	(1)(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Rating agency fees	(2)
Accountants’ fees and expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous	(2)
Total	(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)	Estimated fees and other expenses not presently known. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

THG is incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

THG’s certificate of incorporation provides that THG shall indemnify and upon request shall advance expenses to its directors and officers to the full extent permitted by the laws of the State of Delaware; provided, however, that THG is not required to indemnify a person in connection with an action that was initiated by or on behalf of the person. THG’s certificate of incorporation provides that THG’s directors and officers shall not be liable to THG or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the General Corporation Law as in effect at the time such liability is determined.

Item 16.	Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Index to Exhibits beginning on page E-1, which is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Worcester, Commonwealth of Massachusetts, on March 20, 2013.

THE HANOVER INSURANCE GROUP, INC. Registrant

Date: March 20, 2013	By:	/S/ FREDERICK H. EPPINGER, JR.
Frederick H. Eppinger, Jr., President, Chief Executive Officer and Director

We, the undersigned officers and directors of The Hanover Insurance Group, Inc., hereby severally constitute and appoint Frederick H. Eppinger, Jr., J. Kendall Huber and David B. Greenfield, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 20, 2013.

Date: March 20, 2013.	By:	/S/ FREDERICK H. EPPINGER, JR.
Frederick H. Eppinger, Jr., President, Chief Executive Officer and Director

Date: March 20, 2013.	By:	/S/ DAVID B. GREENFIELD
David B. Greenfield, Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Date: March 20, 2013.	By:	/S/ MICHAEL P. ANGELINI
Michael P. Angelini, Chairman of the Board

Date: March 20, 2013.	By:	/S/ JOHN J. BRENNAN
John J. Brennan, Director

Date: March 20, 2013.	By:	/S/ P. KEVIN CONDRON
P. Kevin Condron, Director

Date: March 20, 2013.	By:	/S/ NEAL F. FINNEGAN
Neal F. Finnegan, Director
Date: March 20, 2013.	By:	/S/ DAVID J. GALLITANO
David J. Gallitano, Director

Date: March 20, 2013.	By:	/S/ WENDELL J. KNOX
Wendell J. Knox, Director

Date: March 20, 2013.	By:	/S/ ROBERT J. MURRAY
Robert J. Murray, Director

Date: March 20, 2013.	By:	/S/ JOSEPH R. RAMRATH
Joseph R. Ramrath, Director

Date: March 20, 2013.	By:	/S/ HARRIETT TEE TAGGART
Harriett Tee Taggart, Director

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement. †
3.1	Certificate of Incorporation of the Registrant previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 16, 2006 and incorporated herein by reference.
3.2	By-laws of the Registrant, previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 21, 2006 and incorporated herein by reference.
4.1	Indenture, dated as of March 20, 2013, by and between the registrant and U.S. Bank National Association.*
4.2	Form of Deposit Agreement, including the form of depositary receipt. †
4.3	Specimen Certificate of Preferred Stock. †
4.4	Specimen Certificate of Common Stock previously filed as Exhibit 4 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 16, 2006 and incorporated herein by reference.
4.5	Form of Warrant Agreement, including the form of security certificate. †
4.6	Form of Stock Purchase Contract Agreement, including the form of security certificate. †
4.7	Form of Unit Agreement, including form of unit certificate. †
5.1	Opinion of Ropes & Gray LLP as to legality of the securities.*
12.1	Computation of Ratio of Earnings to Fixed Charges, previously filed as Exhibit 12.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 26, 2013 and incorporated herein by reference.
23.1	Consent of PricewaterhouseCooper LLP.*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on signature pages to this Registration Statement).*
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee.*

*	Filed herewith.
†	To be filed subsequently on Form 8-K or by post-effective amendment.

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